Attention! This pricing supplement is being filed as a revision of the pricing supplement filed yesterday (10/28/98). The previous supplement incorrectly stated the maturity date and one of the interest payment dates. The CUSIP number is unchanged. Please disregard the previous pricing supplement.

Pricing Supplement No. 6                      Rule 424(b)(2)

Dated:  October 27, 1998                    Registration No. 333-01737

(To Prospectus dated April 24, 1996, and Prospectus Supplement dated
July 2, 1996)

                                 NORWEST CORPORATION

                              Medium-Term Notes, Series J

                                  Floating Rate Notes


Principal Amount:            $250,000,000

Proceeds to Company:         $249,975,000

Original Issue Date:         10/30/98

Stated Maturity:             10/28/99

Form:                        Book Entry

Floating Rate Basis:         LIBOR Telerate page 3750

Initital Interest Rate:      5.23969%

Interest Payment Dates:      Quarterly-28th of January, April, July, October

Regular Record Dates:        Fifteen calendar days preceding each Interest
                             Payment Date

Interest Determination
Dates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:        Quarterly-28th of January, April, July, October

Index Maturity:              3-month

Spread:                      +2 bp

Agent:                       Goldman Sachs

Currency:                    U.S. Dollars

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Other Terms:  CUSIP #66938FJY1

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